                                                                    EXHIBIT 99.3

      FIRST AMENDMENT TO WARRANT AGREEMENT (this "Amendment") dated as of November 6, 2001, among RESERVOIR CAPITAL PARTNERS, L.P., RESERVOIR CAPITAL ASSOCIATES, L.P. and RESERVOIR CAPITAL MASTER FUND, L.P. (each a "Holder" and collectively the "Holders"), and STUDENT ADVANTAGE, INC.

      WHEREAS, the parties entered into a Warrant Agreement dated as of June 25, 2001 (as amended from time to time, the "Warrant Agreement"); and

      WHEREAS, the parties desire to amend the Warrant Agreement pursuant to the terms of this Amendment.

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the parties agree as follows:

      1. Except as otherwise specifically defined in this Amendment, capitalized terms used in this Amendment without definition shall have the meaning ascribed thereto in the Warrant Agreement.

      2. The Company shall issue to each Holder, on the date hereof and for no cash consideration, Term Warrants covering such number of Stock Units as is specified opposite the name of such Holder in Schedule 1 attached hereto, substantially in the form attached hereto as Annex 1. Such Term Warrants shall be deemed to be "Term Warrants" originally issued by the Company pursuant to
Section 2 of the Warrant Agreement.

      3. Section 2.02(c) of the Warrant Agreement is hereby amended and restated in its entirety to read as follows:

            "(c) Within three Business Days after receipt of written notice from the Administrative Agent under the Loan Agreement of the occurrence of an Event of Default (as defined therein), the Company shall deliver to each Lender at such time a single certificate for the Default Warrants representing the number of Stock Units equal to the sum of (i) such Lender's outstanding Revolving Loans (as defined therein) including accrued interest at such time divided by $1,000 plus (ii) the product of 10,000 and a fraction the numerator of which is such Lender's outstanding Term Loans (as defined therein) including capitalized interest and accrued interest at such time and the denominator of which is $10,200,000, each such certificate registered in the name of such Person, except that, if such Person shall notify the Company in writing prior to such issuance that it desires certificates for such Warrants to be issued in other denominations or registered in the name or names of any Person or Persons referred to in Section 5.01(a)(i) or (ii) hereof or any nominee or nominees for its or their benefit, then if permitted under applicable law the certificates for such Warrants to be issued by the Company shall be issued to such Person in the denominations and registered in the name or names specified in such notice."

      4. The second sentence of the second paragraph of the form of Term Warrant attached to the Warrant Agreement as Annex 1 and each of the (a) Term Warrant No. R-4 issued to Reservoir Capital Partners, L.P on June 25, 2001 for 427,150 Stock Units, (b) Term Warrant No. R-5 issued to Reservoir Capital Master Fund, L.P. on June 25, 2001 for 71,800 Stock Units, (c) Term Warrant No. R-6 issued to Reservoir Capital Associates, L.P. on June 25, 2001 for 1,050 Stock Units, (d) Term Warrant No. R-7 issued to Reservoir Capital Partners, L.P on June 25, 2001 for 427,150 Stock Units, (e) Term Warrant No. R-8 issued to Reservoir Capital Master Fund, L.P. on June 25, 2001 for 71,800 Stock Units, and
(f) Term Warrant No. R-9 issued to Reservoir Capital Associates, L.P. on June 25, 2001 for 1,050 Stock Units, shall be amended and restated in its entirety to read as follows:

      "The number of Stock Units for which this Warrant shall be exercisable shall be adjusted on the Commencement Date to equal the result obtained by multiplying the original number of Stock Units for which this Warrant is exercisable by a fraction the numerator of which is the outstanding principal balance of Term Loans on the Commencement Date (excluding capitalized interest unless an Event of Default exists on such date) and the denominator of which is $10,200,000."

      5. Effective as of September 22, 2001, the first sentence of Section 14.10(a) of the Warrant Agreement is hereby amended and restated in its entirety to read as follows:

      "The Company will file with the Commission, as soon as practicable, but in any event, no later than November 30, 2001, a Registration Statement on Form S-3 covering the resale to the public of all Registrable Securities consisting of (i) shares issued or issuable upon exercise or conversion of the Term Warrants and Revolving Warrants, (ii) shares of Interest Stock to the extent then eligible to be registered for resale and (iii) shares issued or issuable upon exercise or conversion of Default Warrants to the extent then eligible to be registered for resale and will use its reasonable best efforts to cause such Registration Statement to be declared effective by the Commission as soon as practicable."

      6. Except as specifically stated above, the Warrant Agreement and each of the Warrant issued thereunder remain in full force and effect and are not modified or amended hereby. To the extent that any of the Loan Documents, the Warrant Agreement or any of the Warrants refers to the Warrant Agreement, such reference shall mean the Warrant Agreement as amended hereby.

                      [The Next Page is the Signature Page]

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                  STUDENT ADVANTAGE, INC.

                  By  /s/ Raymond V. Sozzi, Jr.
                      ------------------------------------
                      Name:  Raymond V. Sozzi, Jr.
                      Title: President


                  HOLDERS:


                  RESERVOIR CAPITAL PARTNERS, L.P.

                  By: Reservoir Capital Group, L.L.C.,
                  General Partner

                  By  /s/ Craig Huff
                      ------------------------------------
                      Name:  Craig Huff
                      Title: Managing Director


                  RESERVOIR CAPITAL ASSOCIATES, L.P.

                  By: Reservoir Capital Group, L.L.C.,
                  General Partner

                  By  /s/ Craig Huff
                      ------------------------------------
                      Name:  Craig Huff
                      Title: Managing Director


                  RESERVOIR CAPITAL MASTER FUND, L.P.

                  By: Reservoir Capital Group, L.L.C.,
                  General Partner

                  By  /s/ Craig Huff
                      ------------------------------------
                      Name:  Craig Huff
                      Title: Managing Director

                                                                      SCHEDULE 1

                      WARRANTS TO BE ISSUED TO THE HOLDERS



                                                      Warrants Exercisable
              Name of Holder                               Immediately

              Reservoir Capital Partners, L.P.               85,430

              Reservoir Capital Master Fund,  L.P.           14,360


              Reservoir Capital Associates L.P.                210

                   TOTAL                               100,000 Stock Units
                                                       ====================

                                                                         ANNEX 1


                                [Form of Warrant]

                                  TERM WARRANT


         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, AND ACCORDINGLY, SUCH SECURITIES MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH THE REGISTRATION OR QUALIFICATION PROVISIONS OF APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR UNLESS AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY IS OBTAINED TO THE EFFECT THAT SUCH REGISTRATION AND QUALIFICATION IS NOT REQUIRED.



No. of Stock Units:                                              Warrant No.
                   ----                                                      ---


                                     WARRANT
                      to Purchase Shares of Common Stock of
                             STUDENT ADVANTAGE, INC.

                  THIS IS TO CERTIFY THAT [NAME OF INITIAL HOLDER], or its registered assigns, is entitled to purchase in whole or in part from STUDENT ADVANTAGE, INC., a Delaware corporation (the "Company"), at any time and from time to time on or after the Commencement Date (as defined below), but not later than 5:00 p.m., New York City time, on June 25, 2005 (the "Expiration Date"),
[    ] Stock Units (as defined in the Warrant Agreement referred to below) at a purchase price of $0.01 per Stock Unit (the "Exercise Price"); provided, that such purchase price shall not be less than the aggregate par value of the capital stock contained in a Stock Unit, subject to the terms and conditions set forth herein and in the Warrant Agreement, each such purchase of a Stock Unit to be made, and to be deemed effective for the purpose of determining the date of exercise, only upon surrender of this Warrant to the Company at its office referred to in Section 15.03 of the Warrant Agreement, with the Form of Exercise attached hereto (or a reasonable facsimile thereof) duly completed and signed, and upon payment in full to the Company of the Exercise Price (i) in cash or
(ii) by certified or official bank check or (iii) by any combination of the foregoing, all as provided in the Warrant Agreement and upon compliance with and subject to the conditions set forth herein and in the Warrant Agreement.

                  For the purposes of this Warrant, the "Commencement Date" shall be the date hereof. On and after the Commencement Date and on or prior to the Expiration Date, this Warrant may be converted, in whole or in part, at the Holder's option, into the number of shares of Common Stock for each Stock Unit evidenced hereby which is being so converted, equal to (a)(i) the product of (x) the number of shares of Common Stock comprising a Stock Unit at the time of such conversion and (y) the Current Market Price per share of Common Stock at the time of such conversion minus (ii) the Exercise Price per Stock Unit at the time of such conversion, divided by (b) the Current Market Price per share of Common Stock at the time of such conversion, all as provided in the Warrant Agreement and upon compliance with and subject to the conditions set forth herein and in the Warrant Agreement.

                  This Warrant is issued under and in accordance with the Warrant Agreement dated as of June 25, 2001 between the Company and certain holders (as the same may be modified and supplemented in accordance with its terms and as in effect from time to time, the "Warrant Agreement"), and is subject to the terms and provisions of the Warrant Agreement, which terms and provisions are hereby incorporated by reference herein and made a part hereof. Every Holder of this Warrant consents to all of the terms contained in the Warrant Agreement by acceptance hereof.

                  The number of shares of Common Stock or other securities of the Company constituting one "Stock Unit" are subject to adjustment in certain events as provided in the Warrant Agreement.

                  The Company shall not be required to issue a fractional share of Common Stock upon exercise of this Warrant. As to any fraction of a share which the Holder hereof would otherwise be entitled to purchase upon such exercise, the Company may pay a cash adjustment in respect of such final fraction in an amount equal to the same fraction of the Current Market Price per share of Common Stock on the date of exercise or may be round up to the next whole number of shares.

                  This Warrant may be exchanged either separately or in combination with other Warrants at the office of the Company referred to in
Section 15.03 of the Warrant Agreement for new Warrants representing the same aggregate number of Warrants evidenced by the Warrant or Warrants exchanged, upon surrender of this and any other Warrant being exchanged and upon compliance with and subject to the conditions set forth herein and in the Warrant Agreement.

                  The Warrants and the Warrant Stock shall be transferable only upon compliance with the conditions specified in Sections 4 and 5 of the Warrant Agreement, which conditions are intended, among other things, to ensure compliance with the provisions of the Securities Act in respect of the transfer of any Warrant or any Warrant Stock, and any Holder hereof shall be bound by the provisions of (and entitled to the benefits of) said Sections 4 and 5. Upon any such transfer effected in compliance with said Sections 4 and 5, a new Warrant or new Warrants of different denominations, representing in the aggregate a like number of Warrants, will be issued to the transferee. Every Holder hereof, by accepting this Warrant, consents and agrees with the Company and with every subsequent Holder of this Warrant that until due presentation for the registration of transfer of this Warrant on the Warrant register maintained by the Company, the Company may deem and treat the Person in whose name this Warrant is registered as the absolute and lawful owner for all purposes whatsoever and the Company shall not be affected by any notice to the contrary.

                  Nothing contained in the Warrant Agreement or in this Warrant shall be construed as conferring on the holder of any Warrants or his or her transferee any rights whatsoever as a stockholder of the Company.

                  No provision hereof, in the absence of affirmative action by the Holder hereof to purchase shares of Common Stock, and no mere enumeration herein of the rights or privileges of such Holder, shall give rise to any liability of such Holder for the Exercise Price or as a Stockholder of the Company, whether such liability is asserted by the Company, by any creditor of the Company or any other Person.

                  Any notices and other communications pursuant to the provisions hereof shall be sent in accordance with Section 15.02 of the Warrant Agreement.

                  Each term used herein without definition shall have the meaning assigned thereto in the Warrant Agreement.

                  IN WITNESS WHEREOF, the Company has duly executed this Warrant.

Dated:                , 2001
      ----------------

                                            STUDENT ADVANTAGE, INC.



                                            By
                                               ---------------------------------
                                               Name:
                                               Title:

                                FORM OF EXERCISE

                  (To be executed by the registered holder hereof) The undersigned registered owner of this Warrant hereby

                    SELECT ONE OF THE FOLLOWING TWO CHOICES:

            [irrevocably exercises this Warrant for the purchase of Stock Units of STUDENT ADVANTAGE, INC., a Delaware corporation, and herewith makes payment therefor in the amount of $_____________, all at the price and on the terms and conditions specified in this Warrant,]

                                       OR

            [irrevocably converts this Warrant into shares of Common Stock of STUDENT ADVANTAGE, INC., a Delaware corporation, all in the manner and on the terms and conditions specified in this Warrant,]

and requests that (i) certificates and/or other instruments covering such Stock Units be issued in accordance with the instructions given below and (ii) if such Stock Units shall not include all of the Stock Units to which the Holder is entitled under this Warrant, that a new Warrant of like tenor and date for the balance of the Stock Units issuable hereunder be delivered to the undersigned.


Dated: ___________, _____

                                            ________________________________
                                            (Signature of Registered Holder)

Instructions for issuance and registration of Stock Units:


Name of Registered Holder:
(Please print)             -----------------------------------------------------

Social Security or Other Identifying Number:
                                            ------------------------------------

Please deliver certificate to the following address:

                  ----------------------------------------

                  ----------------------------------------

                  ----------------------------------------

                               FORM OF ASSIGNMENT

                  FOR VALUE RECEIVED the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the assignee named below all the rights of the undersigned under this Warrant with respect to the number of Stock Units covered thereby set forth hereinbelow unto:

                                                                  Number of
Name of Assignee                  Address                         Stock Units



Dated:
      ---------------------


                                            ------------------------------
                                            Signature of Registered Holder

                                            ------------------------------
                                            Name of Registered Holder
                                            (Please Print)


Witness: